Exhibit 99.1

Contacts:

Paul Landers

Quidel Corp.

858-552-7962

QUIDEL CORPORATION ANNOUNCES STRATEGIC BUSINESS
PARTNERSHIP WITH CHURCH & DWIGHT CO., INC.

SAN DIEGO, Calif., March 16, 2006 — Quidel Corporation (Nasdaq:QDEL), a leading provider of rapid point-of-care diagnostic tests, announced today a strategic business partnership in the area of women’s health with Church & Dwight Co., Inc., (NYSE:CHD), a leading manufacturer and marketer of a wide range of personal care, household and specialty products including the First Response® Early Result Pregnancy Test Kits and Ovulation Predictor Tests for over-the-counter (OTC) use.

The partnership combines Church & Dwight’s strength in the marketing, distribution and sales of consumer products with Quidel’s strength in the development and manufacture of rapid diagnostic tests.  Church & Dwight is a leader in home pregnancy and ovulation testing, and Quidel is the brand leader in the professional market for rapid tests in pregnancy, influenza and strep A.

“We are extremely pleased with this strategic partnership as Church & Dwight can leverage its marketing and sales expertise in expanding the use of rapid diagnostic tests to meet the health and wellness needs of today’s women”, commented Caren Mason, president and CEO of Quidel Corporation. Quidel brings to the partnership over 20 years of leadership in the professional category of women’s health testing.  James R. Craigie, president and chief executive officer of Church & Dwight Co. Inc., added, “We hope that our relationship with Quidel will help us expand First Response into one or more emerging markets within women’s health, which is a long term growth strategy for our business.”

In addition to the partnership, the companies have entered into a cross-license agreement settling the pending intellectual property litigation between them.  The settlement and cross-license agreement, dated March 10, 2006, settles all pending intellectual property litigation between the parties and cross-licenses relevant patents related to lateral flow technology for the over-the-counter market.

About Quidel

Quidel Corporation serves to enhance the health and well being of people around the globe through the discovery, development, manufacturing and marketing of rapid diagnostic solutions at the point of care (POC) in infectious diseases and reproductive health. Marketed under the leading brand name of QuickVue®, Quidel’s portfolio of products currently includes tests that aid in the diagnosis of several disease or condition states, including influenza, Strep A, pregnancy, bacterial vaginosis, infectious mononucleosis, H. pylori and Chlamydia. Quidel’s products are sold to healthcare professionals with a focus on the physician office lab and acute care markets through leading medical distribution partners on a worldwide basis. Quidel’s Specialty Products Group (SPG) develops research products in the fields of oncology and bone health with potential point-of-care applications in the future. By building value in rapid diagnostic tests, Quidel provides leadership to the industry and among healthcare professionals allowing for the movement of patient testing out of the central laboratory setting and into the physician office, urgent care and other outpatient settings where rapid testing and treatment has an impact on clinical outcomes and provides an economic benefit. For more information, visit www.quidel.com or www.flutest.com.

About Church & Dwight

Church & Dwight Co., Inc. manufactures and markets a wide range of personal care, household and specialty products, under the Arm & Hammer brand name and other well-known trademarks.

Quidel Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future financial results and performance, such that our actual results and performance may differ materially. As such, no forward-looking statement can be guaranteed.  Differences in actual results and performance may arise as a result of a number of factors including, without limitation, seasonality, the length and severity of cold and flu seasons, uncertainty surrounding the detection of H5N1 involving human specimens, adverse changes in the competitive and economic conditions in domestic and international markets, actions of our major distributors, manufacturing and production delays or difficulties, adverse actions or delays in product reviews by the U.S. Food and Drug Administration (“FDA”), intellectual property, product liability, environmental or other litigation, required patent license fee payments not currently reflected in our costs, and lower than anticipated sales or market penetration of our new products. Forward-looking statements typically are identified by the use of terms such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘might,’’ ‘‘expect,’’ ‘‘anticipate,’’ ‘‘estimate’’ and similar words, although some forward-looking statements are expressed differently. The risks described under ‘‘Risk Factors’’ in reports and registration statements that we file with the SEC from time to time should be carefully considered. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release.  We undertake no obligation to publicly release the results of any revision of the forward-looking statements.

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